Lawson Products Reports Fourth Quarter and Full Year 2019 Results

Continued Strong Financial Performance in Fourth Quarter

CHICAGO, February 27, 2020 - Lawson Products, Inc. (NASDAQ:LAWS) (“Lawson” or the "Company"), a distributor of products and services to the MRO marketplace, today announced results for the fourth quarter and the full year ended December 31, 2019.

Summary Financial Highlights	Three Months Ended December 31,			Year Ended December 31,
($ in millions, except earnings per share data)	2019	2018	Change	2019	2018	Change
Net Sales	$88.6	$86.3	2.7%	$370.8	$349.6	6.0%
Average Daily Net Sales	$1.452	$1.414	2.7%	$1.471	$1.393	5.6%
Number of Business Days	61	61		252	251

Reported Operating (Loss) Income	$(4.5)	$4.1	NA	$9.1	$9.2	(1.6)%
Adjusted Operating Income (1)	$5.8	$3.3	75.8%	$28.6	$18.4	55.5%

Adjusted EBITDA (1)	$7.3	$5.1	45.0%	$34.5	$25.2	36.7%
Adjusted EBITDA Margin (1)	8.3%	5.9%	+240 bps	9.3%	7.2%	+210 bps

Reported Diluted (Loss) Earnings Per Share	$(0.34)	$0.28	$(0.62)	$0.77	$0.67	$0.10
Adjusted Diluted Earnings Per Share (2)	$0.48	$0.22	$0.26	$2.33	$1.39	$0.94

(1) Excludes the impact of stock-based compensation, severance and other non-recurring items. (See reconciliation in Table 1)
(2) Excludes the impact of stock-based compensation, severance and other non-recurring items. (See reconciliation in Table 2)

President and CEO, Michael DeCata commented, "Lawson Products delivered another quarter of improving financial results completing a strong 2019. We generated sales growth of 2.7% and a 76% increase in adjusted operating income for the fourth quarter of 2019 as we continued to leverage our relatively fixed cost structure and make operational improvements in nearly every aspect of the business. Our reported fourth quarter financial results were negatively impacted by $10.2 million of stock-based compensation expense as a result of a significant increase in our stock price during the quarter.

For the full year, sales increased 6.0% and adjusted EBITDA finished at $34.5 million representing an increase of 37%. As a percent of sales, adjusted EBITDA improved by more than two hundred basis points to 9.3%. Our 2019 success reflected further execution of Lawson’s growth strategy focused on strengthening our sales team and improving sales rep productivity while managing our operating costs.

We enter fiscal 2020 well-positioned to take advantage of the runway of opportunities we have built through initiatives focused on sales rep productivity, adding to our sales team and making compatible, accretive acquisitions. Our underlying business is stronger than ever which places us in a great position to accelerate our results,” concluded Mr. DeCata.

Highlights

•
The Company ended the year with over 1,000 Lawson segment sales reps and realized continued sales rep productivity. Combined with strong sales at Bolt Supply, sales increased 6.0% for the year and 2.7% for the fourth quarter.

•
For the quarter, non-GAAP adjusted operating income increased 75.8% to $5.8 million from $3.3 million in the year ago quarter. (See table above and reconciliation in Table 1) As a percent of sales adjusted EBITDA improved to 8.3% for the fourth quarter 2019 from 5.9% in the year ago quarter. Adjusted diluted earnings per share improved 118% to $0.48 for the quarter compared to $0.22 a year ago. (See table above and reconciliation in Table 2)

•
For the year, reported operating income was $9.1 million inclusive of stock-based compensation expense of $17.8 million. Adjusted operating income for the year increased 55.5% to $28.6 million from $18.4 million in 2018. (See table above and reconciliation in Table 1) As a percent of sales adjusted EBITDA improved to 9.3% in 2019 from 7.2% in 2018. Adjusted diluted earnings per share improved 67.6% to $2.33 for the year compared to $1.39 a year ago (See table above and reconciliation in Table 2)

•
In the quarter we entered into a new five-year credit facility increasing our maximum borrowing capacity from $40.0 million to $100.0 million, plus an accordion feature which can increase borrowing capacity to $150.0 million. At year-end, $96.7 million was available under the new facility.

Fourth Quarter Results

Net sales increased 2.7% to $88.6 million in the fourth quarter of 2019 compared to $86.3 million in the fourth quarter of 2018. Sales growth reflected an increase in our government and Kent Automotive sectors and continued growth in The Bolt Supply House. In the aggregate, MRO sales rep count and sales territory managers at Bolt Supply ended at 1,030 for 2019. Average daily sales grew to $1.452 million compared to $1.414 million in the prior year quarter with 61 selling days in both quarters.

Gross profit increased $0.7 million to $46.8 million compared to $46.1 million in the fourth quarter of 2018 reflecting sales growth partially offset by an increase in service-related costs classified within gross profit.
Consolidated gross profit as a percentage of sales was 52.9% for the fourth quarter of 2019 compared to 53.4% in the fourth quarter of 2018. The core Lawson MRO segment gross margin excluding service-related costs was 60.9% in the fourth quarter 2019 essentially flat with the year ago quarter.

Selling expenses decreased 4.9% to $20.5 million on higher sales in the fourth quarter of 2019 compared to $21.5 million in the prior year quarter. As a percentage of sales, reported selling expenses decreased to 23.1% from 24.9% in the fourth quarter of 2018 primarily due to leveraging selling expenses over a larger sales base and an increase in service-related costs classified within gross margin.

General and administrative expenses were $30.9 million in the fourth quarter of 2019 compared to $20.5 million in the prior year quarter reflecting an $11.4 million increase in stock-based compensation expense from the year ago quarter, most of which fluctuated with the $13.37 stock price increase. Excluding expenses related to stock-based compensation, severance and other non-recurring costs, general and administrative expenses decreased 3.5%.

Reported operating loss, inclusive of $10.2 million of stock-based compensation, was $4.5 million in the fourth quarter of 2019 compared to operating income of $4.1 million in the prior year quarter. Adjusted non-GAAP operating income increased 75.8% to $5.8 million in the fourth quarter of 2019 from $3.3 million in the prior year quarter. For the quarter, adjusted EBITDA was $7.3 million, an improvement of 45.0% over the prior year quarter. (See reconciliation in Table 1)

Reported net loss for the fourth quarter of 2019 was $3.0 million, or $0.34 per diluted share compared to net income of $2.6 million, or $0.28 per diluted share, for the same period a year ago. Adjusted net income was $4.3 million or $0.48 per diluted share compared to $0.22 per diluted share a year ago. (See reconciliation in Table 2)

Full Year 2019 Results

Net sales increased 6.0% in 2019 to $370.8 million from $349.6 million in 2018. Sales for the core Lawson segment were positively impacted by a 2.3% improvement in sales productivity of Lawson sales representatives as well as an improvement in sales to government, strategic, Kent Automotive and core customers compared to the prior year. Sales were also positively impacted by a 13.3% improvement in Bolt Supply sales spread across multiple product categories. Average daily sales improved 5.6% to $1.471 million in 2019 compared to $1.393 million in 2018 with one more selling day in 2019. Excluding the impact of currency fluctuations, consolidated sales increased 6.6% year over year.

Operating income in 2019 was $9.1 million compared to $9.2 million in 2018, reflecting higher stock-based compensation of $10.3 million in 2019. Adjusted non-GAAP operating income improved 55.5% to $28.6 million in 2019 from $18.4 million in the prior year. For the year, adjusted EBITDA was $34.5 million, an improvement of 36.7% over the prior year driven by higher sales and cost controls. (See table above reconciliation in Table 1)

Reported net income for 2019 was $7.2 million or $0.77 per diluted share compared to net income of $6.2 million, or $0.67 per diluted share in 2018. Adjusted non-GAAP net income improved by 67.3% to $21.8 million from $13.0 million in 2018 and with adjusted diluted earnings per share increasing to $2.33 compared to $1.39 in 2018. (See reconciliation in Table 2)

Cash Position and Cash Flow

At December 31, 2019, the Company had $6.3 million of cash and cash equivalents, outstanding borrowings of $2.3 million and borrowing availability of $96.7 million. For the full year, the Company generated $9.2 million of cash flows from operating activities primarily driven by improved earnings and effective working capital management, partially offset by the settlement of stock-performance rights.

Capital expenditures for the fourth quarter were approximately $0.6 million and $2.0 million for the full year. The Company expects capital expenditures for 2020 to be between approximately $3.0 - $4.0 million.

Conference Call

Lawson Products, Inc. will conduct a conference call with investors to discuss fourth quarter 2019 results at 9:00 a.m. Eastern Time on February 27, 2020. The conference call is available by direct dial at 1-877-737-7051 in the U.S. or 1-201-689-8878 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through March 31, 2020. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 57677#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Lawson's website through March 31, 2020.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). The Company is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson Managed Inventory and the Company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, the Company provides collision and mechanical repair products to the automotive aftermarket.

Lawson Products ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

For additional information, please visit https://www.lawsonproducts.com or https://www.kent-automotive.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2019, Form 10-K filed on February 27, 2020. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Lawson Products, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Product revenue	$78,344	$76,460	$330,695	$310,204
Service revenue	10,222	9,806	40,090	39,433
Net revenue	88,566	86,266	370,785	349,637

Product cost of goods sold	37,082	35,826	155,304	145,493
Service cost	4,670	4,357	18,127	14,604
Gross profit	46,814	46,083	197,354	189,540

Operating expenses:
Selling expenses	20,478	21,523	85,342	87,642
General & administrative expenses	30,883	20,475	102,946	92,688
Operating expenses	51,361	41,998	188,288	180,330

Operating income (loss)	(4,547)	4,085	9,066	9,210

Interest expense	(122)	(254)	(603)	(1,009)
Other (expenses) income, net	413	(1,018)	1,211	(1,338)

Income (loss) before income taxes	(4,256)	2,813	9,674	6,863
Income tax (benefit) expense	(1,250)	213	2,453	649

Net income (loss)	$(3,006)	$2,600	$7,221	$6,214

Basic income (loss) per share of common stock	$(0.34)	$0.29	$0.81	$0.70

Diluted income (loss) per share of common stock	$(0.34)	$0.28	$0.77	$0.67

Lawson Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except unaudited share data)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,495	$11,883
Restricted cash	802	800
Accounts receivable, less allowance for doubtful accounts	38,843	37,682
Inventories, net	55,905	52,887
Miscellaneous receivables and prepaid expenses	5,377	3,653
Total current assets	106,422	106,905

Property, plant and equipment, net	16,546	23,548
Deferred income taxes	21,711	20,592
Goodwill	20,923	20,079
Cash value of life insurance	14,969	12,599
Intangible assets, net	12,335	13,112
Right of use assets	11,246	—
Other assets	277	307
Total assets	$204,429	$197,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving lines of credit	$—	$10,823
Accounts payable	13,789	15,207
Lease obligation	3,830	—
Accrued expenses and other liabilities	39,311	40,179
Total current liabilities	56,930	66,209

Revolving line of credit	2,271	—
Security bonus plan	11,840	12,413
Lease obligation	9,504	5,213
Deferred compensation	6,370	5,304
Deferred tax liability	6,188	2,761
Deferred rent liability	—	1,963
Other liabilities	3,325	4,106
Total liabilities	96,428	97,969

Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued – 9,190,171 and 9,005,716 shares, respectively Outstanding – 9,043,771 and 8,955,930 shares, respectively	9,190	9,006
Capital in excess of par value	18,077	15,623
Retained earnings	86,496	77,338
Treasury stock – 146,400 and 49,786 shares held, respectively	(5,761)	(1,234)
Accumulated other comprehensive loss	(1)	(1,560)
Total stockholders’ equity	108,001	99,173
Total liabilities and stockholders’ equity	$204,429	$197,142

LAWSON PRODUCTS, INC.
REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring, seasonal or non-operational items that impact the overall comparability. See Tables 1 and 2 below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2019 and 2018. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP Operating Income (Loss) to Adjusted Non-GAAP Operating Income and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Operating income as reported per GAAP	$(4,547)	$4,085	$9,066	$9,210

Stock-based compensation (1)	10,167	(1,186)	17,788	7,508
Severance expense	214	126	1,756	849
Building impairment	—	231	—	231
Acquisition related costs	—	62	—	230
Discontinued operations accrual	—	—	—	529
Real estate gain	—	—	—	(164)
Adjusted non-GAAP operating Income	5,834	3,318	28,610	18,393

Depreciation and amortization	1,492	1,735	5,893	6,855

Non-GAAP adjusted EBITDA	$7,326	$5,053	$34,503	$25,248

(1)    Expense for stock-based compensation, of which a portion varies with the Company's stock price

Table 2 - Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS (Unaudited)
(Dollars in thousands, except per share amounts)	Three Months Ended December 31,
	2019		2018
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net Income as reported per GAAP	$(3,006)	$(0.34)	$2,600	$0.28

Pretax adjustments:
Stock-based compensation	10,167	1.13	(1,186)	(0.12)
Severance expense	214	0.03	126	0.01
Building impairment	—	—	231	0.02
Acquisition related costs	—	—	62	0.01
Pretax adjustments	10,381	1.16	(767)	(0.08)
Tax effect on adjustments (1)	(3,052)	(0.34)	(198)	(0.02)
Total adjustments, net of tax	$7,329	$0.82	$(569)	$(0.06)
Non-GAAP adjusted net income	$4,323	$0.48	$2,031	$0.22

(1)	Tax effected at effective tax rate of 29.4% for 2019 and 25.8% for 2018 which excludes discrete items

(2)	Pretax adjustments to diluted EPS calculated on 8.961 million and 9.367 million of diluted shares for 2019 and 2018, respectively

(Dollars in thousands, except per share amounts)	Twelve Months Ended December 31,
	2019		2018
	Amount	Diluted EPS (2)	Amount	Diluted EPS (2)
Net Income as reported per GAAP	$7,221	$0.77	$6,214	$0.67

Pretax adjustments:
Stock-based compensation	17,788	1.90	7,508	0.81
Severance expense	1,756	0.18	849	0.09
Building impairment	—	—	231	0.02
Acquisition related costs	—	—	230	0.02
Discontinued operations accrual	—	—	529	0.06
Real estate gain	—	—	(164)	(0.02)
Pretax adjustments	19,544	2.08	9,183	0.98
Tax effect on adjustments (1)	(4,964)	(0.52)	(2,369)	(0.26)
Total adjustments, net of tax	14,580	1.56	6,814	0.72
Non-GAAP adjusted net income	$21,801	$2.33	$13,028	$1.39

(1)	Tax effected at effective tax rate of 25.4% and 25.8% for 2019 and 2018, respectively, which excludes discrete items

(2)	Pretax adjustments to diluted EPS calculated on 9.376 million and 9.273 million of diluted shares for 2019 and 2018, respectively

Lawson Products Core Business
Table 3 - Quarterly Data (Unaudited)
Historical Lawson Segment Sales Representative and Productivity Information

	(Dollars in thousands)
	Three Months Ended
	Dec. 31 2019	Sep. 30 2019	Jun. 30 2019	Mar. 31 2019	Dec. 31 2018

Number of business days	61	64	64	63	61

Average daily net sales	$1,279	$1,295	$1,316	$1,297	$1,258
Year over year increase	1.7%	3.7%	4.4%	6.9%	5.6%
Sequential quarter (decrease) increase	(1.2)%	(1.6)%	1.5%	3.1%	0.7%

Average active sales rep count (1)	1,002	989	980	991	989
Period-end active sales rep count	1,006	993	982	986	994

Sales per rep per day	$1.276	$1.309	$1.343	$1.308	$1.272
Year over year increase	0.3%	1.3%	3.0%	4.4%	5.4%
Sequential quarter (decrease) increase	(2.5)%	(2.5)%	2.7%	2.8%	(1.5)%

(1)	Average active sales representative count represents the average of the month-end sales representative counts

Lawson Products, Inc.
Table 4 - Consolidated Quarterly Results (Unaudited)

	(Dollars in thousands)
	Three Months Ended
	Dec. 31 2019	Sep. 30 2019	Jun. 30 2019	Mar. 31 2019	Dec. 31 2018

Average daily net sales	$1,452	$1,481	$1,502	$1,450	$1,414
Year over year increase	2.7%	5.4%	6.3%	8.2%	7.0%
Sequential quarter (decrease) increase	(2.0)%	(1.4)%	3.6%	2.5%	0.6%

Net sales	$88,566	$94,779	$96,097	$91,343	$86,266
Gross profit	46,814	50,574	51,043	48,923	46,083

Gross profit percentage	52.9%	53.4%	53.1%	53.6%	53.4%

Selling, general & administrative expenses	$51,361	$44,128	$49,420	$43,379	$41,998

Operating (loss) income	$(4,547)	$6,446	$1,623	$5,544	$4,085

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer
773-304-5665